EXECUTION COPY

NATIONSTAR AGENCY ADVANCE FUNDING TRUST,
as Issuer,
THE BANK OF NEW YORK MELLON,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary,
NATIONSTAR MORTGAGE LLC,
as Administrator and as Servicer,
BARCLAYS BANK PLC,
as Administrative Agent,
and
CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent
and consented to by:
BARCLAYS BANK PLC
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Noteholders of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding
Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes
AMENDMENT NO. 6
dated as of May 5, 2015
to the
SERIES 2013-VF1 INDENTURE SUPPLEMENT
dated as of January 31, 2013
to the
FOURTH AMENDED AND RESTATED INDENTURE,
dated as of January 31, 2013
NATIONSTAR AGENCY ADVANCE FUNDING TRUST, ADVANCE RECEIVABLES
BACKED NOTES, SERIES 2013-VF1

AMENDMENT NO. 6 TO SERIES 2013-VF1 INDENTURE SUPPLEMENT
This Amendment No. 6, dated as of May 5, 2015 (this “Amendment”), to the Series 2013-VF1 Indenture Supplement, dated as of January 31, 2013 (as amended by that certain Amendment No. 1, dated as of May 21, 2013, as further amended by that certain Amendment No. 2, dated as of October 15, 2013, as further amended by that certain Amendment No. 3, dated as of October 14, 2014, as further amended by that certain Amendment No. 4, dated as of January 27, 2015, as further amended by that certain Amendment No. 5, dated as of January 30, 2015, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture Supplement”) to that certain Fourth Amended and Restated Indenture, dated as of January 31, 2013 (as amended by that certain Amendment No. 1, dated as of April 22, 2014, as amended by that certain Amendment No. 2, dated as of the date hereof and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), is entered into by and among NATIONSTAR AGENCY ADVANCE FUNDING TRUST, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”), and as securities intermediary (the “Securities Intermediary”), NATIONSTAR MORTGAGE LLC, a Delaware limited liability company (“Nationstar”), BARCLAYS BANK PLC (“Barclays”), as administrative agent and CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as administrative agent (each of Barclays and Credits Suisse, the “Administrative Agent”) and consented to by Barclays, as Noteholder of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes (collectively, the “Notes”) issued pursuant to the Indenture Supplement, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CSCIB”), as Noteholder of the Notes (each of Barclays and CSCIB in such capacity, a “Noteholder” and collectively, the “Noteholders”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Indenture or the Indenture Supplement, as applicable.
WHEREAS, Section 12.2 of the Indenture provides, among other things, that subject to the terms and provisions of each Indenture Supplement with respect to any amendment of such Indenture Supplement, the parties to the Indenture may at any time enter into an amendment to the Indenture, including any Indenture Supplement, with prior notice to the Note Rating Agency and the consent of Noteholders of more than 50% (by Class Invested Amount) of each Series or Class of Notes affected by such amendment of the Indenture, including any Indenture Supplement, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture, of modifying in any manner the rights of the Holders of the Notes of each such Series or Class under the Indenture or any Indenture Supplement, upon delivery of an Issuer Tax Opinion and, pursuant to Section 12.3 of the Indenture, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”); provided, however, that no such amendment will modify any of the enumerated provisions set forth in Section 12.2 without the consent of the Noteholder of each Outstanding Note affected thereby;
WHEREAS, Section 12(b) of the Indenture Supplement provides that notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Indenture may, without the consent of 100% of the Series 2013-VF1 Notes, supplement, amend or revise any term or provision of the Indenture Supplement;
WHEREAS, Section 12(c) of the Indenture Supplement provides that notwithstanding any provisions to the contrary in Article XII of the Indenture or Section 12 of the Indenture Supplement, no supplement or amendment entered into with respect to the Indenture Supplement is effective without the consent of 100% of the Noteholders of the Series 2013-VF1 Notes;
WHEREAS, the parties hereto desire to amend the Indenture Supplement as described below to make certain changes with respect to the Indenture Supplement;
WHEREAS, this Amendment is not effective until the execution and delivery of this Amendment by the parties hereto and the delivery of the Issuer Tax Opinion and the Authorization Opinion;
WHEREAS, the Noteholders collectively own 100% of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes, which are the only Outstanding Notes issued pursuant to the Indenture Supplement; and
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Amendments to the Indenture Supplement. Subject to the satisfaction of the conditions precedent in Section 4 below, the following amendments shall occur with respect to the enumerated sections and provisions of the Indenture Supplement:
(a)    Section 2 of the Indenture Supplement is hereby amended by deleting the definitions of “Advance Rates,” “Maximum VFN Principal Balance” and “Stressed Time Percentage” in their entirety and replacing them with the following:
“Advance Rates”: On any date of determination with respect to each Receivable related to any Class of Series 2013-VF1 Notes, the percentage amount based on the Advance Type of such Receivable, as set forth below, subject to amendment by mutual agreement of the Administrative Agent and the Administrator, and with consultation with each Note Rating Agency; provided, that in the event that the Servicer’s sub-prime servicer rating is reduced below “Average” by S&P, the Advance Rates applicable to the Receivables related to such Class of Notes shall be equal to the Advance Rates set forth below prior to such ratings reduction minus 5.00%; and provided, further, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable; provided, further, on any date of determination on or after April 23, 2015, the Advance Rate applicable to each Corporate Advance Receivable and Escrow Advance Receivable shall equal the product of (a) the applicable Advance Rate listed in the table below multiplied by (b) 100% minus the arithmetic average of the Deficient Documentation Percentages (as such term is defined in that certain Designation Letter, dated as of December 23, 2014 (the “12-23 Designation Letter”) provided in each of the three most recent Deficient Documentation Percentage Reports (as defined in the 12-23 Designation Letter) delivered; provided, that, in the event of any reduction in the Advance Rates because of this paragraph, such reduction shall not be effective in an amount to independently cause the occurrence of a Facility Early Amortization Event pursuant to clause (iv) of the definition thereof set forth in the Indenture until the thirtieth day after the effective date of such reduction (but such reduction shall be effective for all other purposes of the Indenture (including the determination of whether the Funding Conditions are satisfied on any date)):

Advance Type / Class of Notes	Class A-VF1	Class B-VF1	Class C-VF1	Class D-VF1
Delinquency Advances	90.00%	96.50%	97.75%	98.00%
Non-Judicial Escrow Advances	38.25%	57.50%	67.00%	87.00%
Judicial Escrow Advances	13.00%	31.75%	44.75%	80.50%
Non-Judicial Corporate Advances	38.25%	57.50%	67.00%	87.00%
Judicial Corporate Advances	13.00%	31.75%	44.75%	80.50%

“Maximum VFN Principal Balance” means, (i) for Class A-VF1, $528,523,111, (ii) for Class B-VF1, $217,637,858, (iii) for Class C-VF1, $127,948,783, and (iv) for Class D-VF1, $325,890,248 or, in the case of each such Class on any date, a lesser amount calculated pursuant to a written agreement between the Servicer, the Administrator and each Administrative Agent.
“Stressed Time Percentage” means for Class A-VF1, 9.00%, Class B-VF1, 11.00%, Class C-VF1, 13.00%, and Class D-VF1, 28.00%.
(b)    Exhibit A of the Indenture Supplement is hereby amended by deleting such Exhibit A in its entirety and replacing it with Exhibit A attached hereto.
Section 2.    12-23 Designation Letter. The parties hereto agree that the “Annex II” referenced in the 12-23 Designation Letter shall be deemed to include “Annex II” as attached as Exhibit B hereto.
Section 3.    Noteholder Consent.
In its capacity as Note Registrar, the Indenture Trustee confirms that the Note Register reflects that collectively Barclays and CSCIB as the sole Noteholders of all Notes currently Outstanding under the Indenture Supplement. Such Noteholders’ consent to the terms of this Amendment is evidenced by its signature hereto.
Section 4.    Conditions to Effectiveness of this Amendment.
This Amendment shall become effective on the date (the “Amendment 6 Effective Date”) upon the latest to occur of the following:
(a)    the execution and delivery of this Amendment by all parties hereto;
(b)    prior notice to the Note Rating Agency;
(c)    the delivery of an Issuer Tax Opinion; and
(d)    the delivery of the Authorization Opinion.
Section 5.    Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Indenture Supplement and the Indenture shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. This Amendment shall become effective on the Amendment 6 Effective Date and shall not be effective for any period prior to the Amendment 6 Effective Date. After this Amendment becomes effective, all references in the Indenture Supplement or the Indenture to “this Indenture Supplement,” “this Indenture,” “hereof,” “herein” or words of similar effect referring to such Indenture Supplement and Indenture shall be deemed to be references to the Indenture Supplement or the Indenture, as applicable, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture Supplement or the Indenture other than as set forth herein. This Amendment shall constitute an Act of each of the Noteholders of the Series 2013-VF1 Notes.
Section 6.    Representations and Warranties. Each of Barclays and CSCIB hereby represents and warrants that as of the date hereof (i) that Barclays and CSCIB are collectively the sole Noteholders of each of the Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes, (ii) it is duly authorized to deliver this certification to the Indenture Trustee, (iii) such power has not been granted or assigned to any other Person, and (iv) the Indenture Trustee may conclusively rely upon this certification.
Section 7.    Entire Agreement. The Indenture and the Indenture Supplement, as amended by this Amendment, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.
Section 8.    Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
Section 9.    Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Indenture or any provision hereof or thereof.
Section 10.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 11.    Recitals. The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Indenture Trustee (in each capacity) assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Indenture and the Indenture Supplement relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.
Section 12.    Owner Trustee Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment.
Section 13.    Reserved.
Section 14.    Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or other electronic transmission, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
NATIONSTAR AGENCY ADVANCE
FUNDING TRUST, as Issuer
By: Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By.	/s/ Adam Scozzafava Name: Adam Scozzafava Title: Vice President
[Signatures Continue]
THE BANK OF NEW YORK MELLON,
  as Indenture ‘Trustee. Calculation Agent, Pa\ in Agent and Securities Intermediary and not in its individual capacity)

By.	/s/ Michael Commisso Name: Michael Commisso Title: Vice President
[Signatures Continue]
NATIONSTAR MORTGAGE LLC,
  as Administrator and as Servicer

By.	/s/ Amar Patel Name: Amar Patel Title: Executive Vice President
[Signatures Continue]
BARCLAYS BANK PLC,
as Administrative Agent

By.	/s/ Joseph O’Doherty Name: Joseph O’Doherty Title: Managing Director
[Signatures Continue]
CREDIT SUISSE AG, NEW YORK BRANCH,
  as Administrative Agent

By.	/s/ Oliver Nisenson Name: Oliver Nisenson Title: Director

By.	/s/ Jason Muncy Name: Jason Muncy Title: Vice President
[Signatures Continue]
ACKNOWLEDGED, AGREED AND CONSENTED

TO BY:
BARCLAYS BANK PLC, as Noteholder of the Nationstar Agency Advance Funding Trust, Advance Receivables Backed Notes, Series 2013-VF1 Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes

By:	/s/ Joseph O’Doherty Name: Joseph O’Doherty Title: Managing Director
[Signatures Continue]
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Noteholder of the Nationstar Agency Advance Funding Trust, Advance Receivables Backed Notes, Series 2013-VF1 Class A-VF1 Variable Funding Notes, the Class B-VF1 Variable Funding Notes, the Class C-VF1 Variable Funding Notes and the Class D-VF1 Variable Funding Notes

By:	/s/ Oliver Nisenson Name: Oliver Nisenson Title: Authorized Signatory

By:	/s/ Jason D. Muncy Name: Jason D. Muncy Title: Authorized Signatory
[Signatures End]

Exhibit A

Class	Note #	Noteholder	Related Administrative Agent	Note Maximum Principal Balance
A‐VF1	7	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser	Credit Suisse AG, New York Branch	$176,174,370
	8	BARCLAYS BANK PLC	Barclays Bank PLC	$352,348,741
B‐VF1	7	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser	Credit Suisse AG, New York Branch	$72,545,953
	8	BARCLAYS BANK PLC	Barclays Bank PLC	$145,091,905
C‐VF1	7	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser	Credit Suisse AG, New York Branch	$42,649,594
	8	BARCLAYS BANK PLC	Barclays Bank PLC	$85,299,189
D‐VF1	7	Credit Suisse AG, New York Branch, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch, as Committed Purchaser	Credit Suisse AG, New York Branch	$108,630,083
	8	BARCLAYS BANK PLC	Barclays Bank PLC	$217,260,165

Exhibit B

Annex II to 12-23 Designation Letter

ACTIVE 208988337v.1